Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of June 30, 2010, by and among Telanetix, Inc., a Delaware corporation, with headquarters located at 11201 SE 8th Street, Suite 200, Bellevue, Washington 98004 (the "Company"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "Buyer" and collectively, the "Buyers").

WHEREAS:

A. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"), and Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act.

B. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate principal amount of Notes set forth opposite such Buyer's name in column (3) on the Schedule of Buyers attached hereto (which aggregate amount for all Buyers shall be $10,500,000) in substantially the form attached hereto as Exhibit A (the "Notes") and (ii) that aggregate number of shares of the Common Stock, par value $0.0001 per share of the Company (the "Common Stock"), set forth opposite such Buyer's name in column (4) on the Schedule of Buyers (which aggregate amount for all Buyers shall be 287,501,703 shares of Common Stock and shall collectively be referred to herein as the "Common Shares").

C. Pursuant to the terms of the Notes, up to $3,000,000 aggregate principal amount of Notes may be redeemed by the Company in exchange for shares of Common Stock (the "Redemption Shares").

D. Pursuant to the terms and conditions of Section 1(e), additional shares of Common Stock (the "Post-Closing Adjustment Shares") may be issued to the Buyers.

E. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

F. The Notes, the Common Shares, the Redemption Shares and the Post-Closing Adjustment Shares, collectively are referred to herein as the "Securities".

G. The Notes will rank senior to all outstanding and future indebtedness of the Company, other than Permitted Indebtedness (as defined in the Notes), and will be secured by a first priority perfected security interest in all of the assets of the Company and the stock, equity interests and assets of each of the Company's subsidiaries, as evidenced by (i) a pledge and security agreement, in the form attached hereto as Exhibit C (as amended or modified from time to time in accordance with its terms, the "Pledge and Security Agreement") and (ii) the guaranties of the subsidiaries of the Company in the form attached hereto as Exhibit D (as amended or modified from time to time in accordance with its terms, the "Guaranty" and, together with the Pledge and Security Agreement and any ancillary documents related thereto, collectively the "Security Documents").

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1. PURCHASE AND SALE OF NOTES AND COMMON SHARES.

(a) Purchase of Notes and Common Shares.  Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), (i) the principal amount of Notes as is set forth opposite such Buyer's name in column (3) on the Schedule of Buyers and (ii) the number of Common Shares as is set forth opposite such Buyer's name in column (5) on the Schedule of Buyers (the "Closing").  On the first Business Day immediately after the Stockholder Approval Date (the "Subsequent Issuance Date"), the Company shall issue to each Buyer the number of Common Shares as is set forth opposite such Buyer's name in column (6) on the Schedule of Buyers.

(b) Closing.  The date and time of the Closing (the "Closing Date") shall be 10:00 a.m., New York City time, on the date hereof (or such other date and/or time as is mutually agreed to by the Company and each Buyer) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

(c) Purchase Price.

(i) The aggregate purchase price for the Notes issued at the Closing, the number of Common Shares set forth opposite such Buyer's name on column (5) of the Schedule of Buyers issued at the Closing, and the number of Common Shares set forth opposite such Buyer's name on column (6) of the Schedule of Buyers issued on the Subsequent Issuance Date (the "Purchase Price") shall be the amount set forth opposite each Buyer's name in column (7) of the Schedule of Buyers.

(ii) The Buyers and the Company agree that the Notes and the Common Shares constitute an "investment unit" for purposes of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code").  Within thirty (30) days of the Closing Date, the Buyers shall notify the Company of the allocation of the issue price of such investment unit between the Notes and the Common Shares in accordance with Section 1273(c)(2) of the Code and Treasury Regulation Section 1.1273-2(h), and neither the Buyers nor the Company shall take any position inconsistent with such allocation in any tax return or in any judicial or administrative proceeding in respect of taxes.

(d) Form of Payment.  On the Closing Date, (i) each Buyer shall pay its Purchase Price to the Company for the Notes and the Common Shares to be issued and sold to such Buyer, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) the Company shall deliver to each Buyer the Notes (in the principal amounts as such Buyer shall have reasonably requested in writing at least one Business Day prior to the Closing) which such Buyer is then purchasing along with the number of Common Shares as set forth opposite such Buyer's name in column (5) on the Schedule of Buyers which such Buyer is purchasing, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee.  On the Subsequent Issuance Date, the Company shall deliver to each Buyer the number of Common Shares as set forth opposite such Buyer's name in column (6) on the Schedule of Buyers which such Buyer is purchasing, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

(e) Post-Closing Adjustment Shares.  If at anytime prior to the two-year anniversary of the Closing Date, the Company or any of its Subsidiaries receives notice (a "Contingent Payable Event") that the Company or the applicable Subsidiary is obligated to pay up to $769,539 for (i) accrued tax liabilities of the Company and its Subsidiaries for any period prior to the Closing Date in respect of taxes assessed by New York Annual Telecom Tax & Utility Services or by the Universal Service Administrative Company, including interest and penalties assessed thereon, (ii) accrued tax liabilities for any period prior to the Closing Date in respect of the penalty imposed by the IRS against Union Labor Force One, LLC, including interest assessed thereon and (iii) intellectual property liabilities incurred by the Company or any of its Subsidiaries prior to the Closing Date that are not included in the May 2010 Balance Sheet (as such term is defined in Section 3(k)), including any additional fees and penalties assessed thereon, (such payables, the "Contingent Payables"), then the Company will issue to each Buyer an amount of Post-Closing Adjustment Shares (the "Contingent Share Issuance") such that the Buyer's total percentage ownership of the Company's fully diluted shares of Common Stock, assuming for purposes of determining such percentage that (i) all of the Common Shares and Redemption Shares issued to the Buyers on the Closing Date and after the Closing Date pursuant to the terms of the Transaction Documents were issued on the Closing Date and (ii) the percentage ownership of the Common Stock reserved for issuance under the Telanetix, Inc. 2010 Stock Option Plan as of the Closing Date, immediately after the consummation of the transactions contemplated hereby, is the same percentage ownership as of the date such Contingent Share Issuance is calculated, will be equal to the percentage ownership of the Company's fully diluted shares of Common Stock that the Buyers would have had if the aggregate Contingent Payables had actually been paid by the Company and its Subsidiaries prior to the Closing Date thereby reducing the agreed upon share price.  The "Contingent Share Issuance" shall be determined in accordance with the formula used to establish the price per Common Share and by reference to the table attached as Exhibit E hereto .  Such Contingent Share Issuance shall be made within two (2) Business Days of the Company's receipt of notice of the obligation to pay the Contingent Payable.

2. BUYER'S REPRESENTATIONS AND WARRANTIES.  Each Buyer, severally and not jointly, represents and warrants with respect to only itself that:

(a) Such Buyer is acquiring the Notes and the Common Shares and will acquire the Redemption Shares and the Post-Closing Adjustment Shares in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act, and such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined in Section 3(s)) to distribute any of the Securities; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

(b) Accredited Investor Status.  Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

(c) Reliance on Exemptions.  Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.  At no time was such Buyer presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or, to its knowledge, any other form of general solicitation or advertising.

(d) Information.  No prospectus or "offering memorandum" has been delivered to the undersigned in connection with the purchase of the Securities.  Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer.  Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained herein.  Such Buyer (i)understands that its investment in the Securities involves a high degree of risk, (ii)is able to bear such risk and is able to afford a complete loss of such investment, (iii)has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities and (iv)acknowledges and agrees that the Company does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in the Transaction Documents (as defined in Section 3(b)).

(e) No Governmental Review.  Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f) Transfer or Resale.  Such Buyer understands that except as provided in the Registration Rights Agreement (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, "Rule 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined in Section 3(s)) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.  The Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, this Section 2(f).

(g) Legends.  Such Buyer understands that the certificates or other instruments representing the Notes and, until such time as the resale of the Common Shares, the Redemption Shares and the Post-Closing Adjustment Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Common Shares, the Redemption Shares and the Post-Closing Adjustment Shares, except as set forth below, shall bear any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC (as defined below), (i) such Securities are registered for resale under the 1933 Act; provided that such Buyer shall return the shares to the Company for re-legending in the event that the registration statement covering their resale ceases to be effective and available for resale of the applicable Securities, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) such holder provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A.

(h) Validity; Enforcement.  This Agreement, the Registration Rights Agreement and the Security Documents to which such Buyer is a party have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.  Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and consummate the transactions contemplated by the Transaction Documents and to otherwise carry out its obligations hereunder and thereunder.

(i) No Conflicts.  The execution, delivery and performance by such Buyer of this Agreement, the Registration Rights Agreement and the Security Documents to which such Buyer is a party and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment  or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(j) Certain Trading Activities.  Such Buyer has not, directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Buyer which (i) had knowledge of the transactions contemplated hereby, (ii) has or shares discretion relating to such Buyer's investments and trading or information concerning such Buyer's investments or (iii) is subject to such Buyer's review or input concerning such Person's investments or trading (the foregoing, "Buyer Trading Affiliates"), engaged in any sale or purchase in the securities of the Company (including, without limitation, any Short Sales involving the Company's securities) since the time that such Buyer was first contacted by the Company regarding the investment in the Company contemplated herein. "Short Sales" include, without limitation, all "short sales" as defined in Rule 200 promulgated under Regulation SHO ("Regulation SHO") under the Securities Exchange Act of 1934, as amended (the "1934 Act") and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable Common Stock).

(k) Residency.  Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

(l) Brokers, Finders.  Such Buyer has not engaged any placement agent or other agent in connection with the purchase of the Securities pursuant to this Agreement.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that except as previously disclosed in writing by the Company to each of the Buyers on or prior to the date of this Agreement (such previous disclosure being referred to herein as being "Previously Disclosed"):

(a) Organization and Qualification.  Each of the Company and its "Subsidiaries" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns any of the capital stock or holds equity or similar interests) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted.  Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.  As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby and the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below).  The Company has no Subsidiaries.

(b) Authorization; Enforcement; Validity.  The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Notes, the Registration Rights Agreement, the Security Documents, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)), and each of the other agreements entered into by the Company in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents") and to issue the Securities in accordance with the terms hereof and thereof.  The execution and delivery of the Transaction Documents by the Company and each Subsidiary that is a party thereto and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes, the Common Shares and the Redemption Shares, the reservation for issuance and issuance of Redemption Shares, if any, and Post-Closing Adjustment Shares, if any, and the granting of a security interest in the Collateral (as defined in the Pledge and Security Agreement) have been duly authorized by the Company's Board of Directors and (other than (i) the filing of appropriate UCC financing statements with the appropriate states and other authorities pursuant to the Pledge and Security Agreement, and (ii) the filing with the SEC of one or more Registration Statements (as defined in the Registration Rights Agreement) in accordance with the requirements of the Registration Rights Agreement) no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders.  This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company and each Subsidiary that is a party thereto, and constitute the legal, valid and binding obligations of the Company and such Subsidiaries, enforceable against the Company and such Subsidiaries in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(c) Issuance of Securities.  The issuance of the Notes, the Common Shares, the Redemption Shares and the Post-Closing Adjustment Shares are duly authorized and, upon issuance in accordance with the terms hereof and the other Transaction Documents, shall be free from all taxes, liens and charges with respect to the issue thereof.  As of the Closing, subject to the stockholder approval set forth in the first sentence of Section 4(m)(i), a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds the sum of (i) the number of Common Shares and (ii) 125% of the aggregate of the maximum number of shares of Common Stock issuable as Redemption Shares pursuant to the terms of the Notes and Post-Closing Adjustment Shares (calculating such maximum number of shares assuming that such shares were required to be issued as of the Closing Date).  The Post-Closing Adjustment Shares and, upon payment in accordance with the Notes, the Redemption Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.  Assuming the accuracy of each of the representations and warranties of the Buyers contained in Section 2, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d) No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and its Subsidiaries and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes, the Common Shares and the Redemption Shares, the granting of a security interest in the Collateral and reservation for issuance and issuance of the Redemption Shares and the Post-Closing Adjustment Shares) will not, on or after the Closing Date, (i) result in a violation of any certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or the bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) or result in, or having the enforcement of the rights provided for in the Transactions Documents constitute, a change of control (including, without limitation, by being deemed to be a merger, consolidation, or other disposition of all or substantially all of the assets or businesses of the Company or any of its Subsidiaries) or similar outcome under, or give to others any rights (x) of termination, amendment, acceleration or cancellation of, or (y) to any payment, including, without limitation, any employment or severance payment, under, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of The OTC Bulletin Board (the "Principal Market")) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clause (iii) above, for such violations which would not have a Material Adverse Effect.

(e) Consents.  Neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and the Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.  The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

(f) Acknowledgment Regarding Buyer's Purchase of Securities.  The Company acknowledges and agrees that each Buyer is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company, (ii) to the knowledge of the Company, an "affiliate" of the Company or any of its Subsidiaries (as defined in Rule 144) or (iii) to the knowledge of the Company, a "beneficial owner" of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act).  The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities.  The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(g) No General Solicitation; Placement Agent's Fees.  Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.  The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby.  The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any such claim.  The Company acknowledges that it has engaged Merriman Curhan Ford & Co. as placement agent (the "Placement Agent") in connection with the sale of the Securities.  Other than the Placement Agent, the Company has not engaged any placement agent or other agent in connection with the sale of the Securities.

(h) No Integrated Offering.  None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require the approval of stockholders of the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.  None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.

(i) Dilutive Effect.  The Company understands and acknowledges that the Company may issue the Redemption Shares pursuant to the terms of the Notes, and that the Company may issue Post-Closing Adjustment Shares in an amount that will be determined in the future, in accordance with the terms of Section 1(e).  The Company further acknowledges that if the Company issues Redemption Shares in accordance with the terms of the Notes, and/or issues Post-Closing Adjustment Shares in accordance with Section 1(e) hereof such issuance is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(j) Application of Takeover Protections; Rights Agreement.  The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation of the Company or the laws of the jurisdiction of its incorporation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and any Buyer's ownership of the Securities.  The Company and its Board of Directors have taken all necessary action to render inapplicable Section 203 of the Delaware General Corporation Law to any Buyer and the transactions contemplated by this Agreement, including, without limitation, the issuance of the Securities to the Buyers.  The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(k) SEC Documents; Financial Statements.  During the two (2) years prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents").  The Company has delivered to the Buyers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system, except for such SEC Documents that, individually or in the aggregate, are not material to the business, properties, assets, operations, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  The Company has delivered a consolidated balance sheet of the Company and its Subsidiaries as of May 31, 2010 to the Buyers on or before the date hereof (the "May 2010 Balance Sheet").  Such financial statements, including, without limitation, the financial statements specified in the immediately preceding sentence, have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(l) Absence of Certain Changes.  Since December 31, 2009, there has been no development with respect to the Company or its Subsidiaries that has resulted in, or is reasonably likely to result in, a Material Adverse Effect.  Since December 31, 2009, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $250,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $450,000.  During the year prior to the date hereof, no customer of the Company or any of its Subsidiaries has cancelled any contract with the Company or its Subsidiaries.  Since December 31, 2009, neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.  The Company is not as of the date hereof, after giving effect to the transactions contemplated hereby to occur at the Closing, Insolvent (as defined below).  For purposes of this Section 3(l), "Insolvent" means, with respect to any Person (as defined in Section 3(s), (i) the present fair saleable value of such Person's assets (including intangibles) is less than the amount required to pay such Person's total Indebtedness (as defined in Section 3(s)), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(m) No Undisclosed Events, Liabilities, Developments or Circumstances.  Except for the transactions contemplated by the Transaction Documents, no event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Company, its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on an Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

(n) Conduct of Business; Regulatory Permits.  Neither the Company nor its Subsidiaries is in violation of any term of or in default under any certificate of designations of any outstanding series of preferred stock of the Company, its Certificate of Incorporation or Bylaws or their organizational charter or certificate of incorporation or bylaws, respectively.  Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect.  Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.  During the two years prior to the date hereof, (i) the Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market.  The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(o) Foreign Corrupt Practices.  Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p) Sarbanes-Oxley Act.  The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof with respect to the Company, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(q) Transactions With Affiliates.  No current or former employee, partner, director, officer or, to the knowledge of any director or senior executive, any stockholder of the Company or its Subsidiaries, or any associate or any affiliate of any thereof, or any relative with a relationship no more remote than first cousin of any current or former employee, partner, director, officer of the Company or its Subsidiaries, is presently, or during the period commencing on December 31, 2007 and ending on the date hereof has been, (i) a party to any transaction with the Company or its Subsidiaries (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer or stockholder or such associate or affiliate or relative other than for ordinary course services as employees, officers or directors) other than employment agreements and compensation agreements described in the SEC Documents or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a competitor, supplier or customer of the Company or its Subsidiaries (except for a passive investment (direct or indirect) in less than 5% of the common stock of a company whose securities are traded on or quoted through an Eligible Market (as defined in the Note)), nor does any such Person receive income from any source other than the Company or its Subsidiaries which relates to the business of the Company or its Subsidiaries or should properly accrue to the Company or its Subsidiaries.  No employee, officer, stockholder or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees or executives (including stock option agreements outstanding under any stock option plan approved by the board of directors of the Company).

(r) Equity Capitalization.  (i)  As of the date hereof, before giving effect to the transactions contemplated hereby to occur at the Closing, the authorized capital stock of the Company consists of (x) 300,000,000 shares of Common Stock, of which as of the date hereof, 31,768,320 are issued and outstanding, 15,500,000 shares are reserved for issuance pursuant to the Company's stock option and purchase plans and 12,695,718 shares are reserved for issuance pursuant to securities (other than the aforementioned options and the Notes) exercisable or exchangeable for, or convertible into, shares of Common Stock and (y) 10,000,000 shares of preferred stock, $0.0001 par value, (the "Preferred Stock") of which as of the date hereof, none are issued and outstanding.  All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable.

(ii) The capitalization of the Company immediately prior to the Closing is set forth on Schedule 3(r)(A) and the capitalization of the Company immediately following the Closing, after giving effect to the issuance of the Common Shares on the Subsequent Issuance Date, is set forth on Schedule 3(r)(B).

(iii) Immediately following the closing of the transactions contemplated by the Repurchase Agreement (as defined in Section 4(d) below), none of the Sellers (as defined in the Repurchase Agreement) will own any securities of the Company, whether equity, equity linked, debt or otherwise.

(iv) Immediately following consummation of the transactions contemplated hereby, all of the debt and warrants issued to Enable Capital Management, Enable Growth Partners and their respective affiliates shall no longer be outstanding, and none of Enable Capital Management, Enable Growth Partners or their respective affiliates will own any securities of the Company or its Subsidiaries other than Common Stock, which ownership shall be in an amount less than five percent (5%) beneficial ownership of the Common Stock.  In connection with the consummation of the transactions contemplated hereby, Merriman Curhan Ford Group, Inc. and its affiliates shall be entitled to receive no more than $592,500 in cash and warrants to purchase 2,336,431 shares of Common Stock.

(v) Except as Previously Disclosed, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries.  (A) None of the Company's capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (B) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (C) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries; (D) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement); (E) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (F) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (G) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (H) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or its Subsidiaries' respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect, and the Company has not Previously Disclosed any information to the Buyers or their representatives that modifies, qualifies or relates to the foregoing.

(vi) The Company has furnished to the Buyers true, correct and complete copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's Bylaws, as amended and as in effect on the date hereof (the "Bylaws"), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

(vii) All of the outstanding shares of capital stock of other equity interests of each Subsidiary are owned, directly or indirectly, by the Company.  All issued and outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been validly issued and are duly authorized, fully paid and non-assessable.

(s) Indebtedness and Other Contracts.  Neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults did not and would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect.  A detailed description of the material terms of any such outstanding Indebtedness has been Previously Disclosed.  For purposes of this Agreement:  (x) "Indebtedness" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) "capital leases" in accordance with generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments or upon which interest payments are customarily made, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all general unsecured claims, including, without limitation, trade accounts payable and accrued expenses, (H) all obligations and liabilities, calculated on a basis satisfactory to the Buyer and in accordance with acceptable practice, of such Person under Hedge Agreements, (I) all monetary obligations under any receivables factoring, receivables sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off balance sheet financing or similar financing, (J) all indebtedness referred to in clauses (A) through (I) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (K) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (I) above; (x) "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (y) "Hedging Agreement" means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement; and (z) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(t) Absence of Litigation.  Every action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company's Subsidiaries or any of the Company's or its Subsidiaries' officers or directors in their capacities as such has been Previously Disclosed.  There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company's Subsidiaries or any of the Company's or its Subsidiaries' officers or directors in their capacities as such which would reasonably be expected to have a Material Adverse Effect.

(u) Insurance.  The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.  Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v) Employee Relations.

(i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union.  The Company and its Subsidiaries believe that their relations with their employees are good.  No executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the 1933 Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer's employment with the Company or any such Subsidiary.  No executive officer of the Company or any of its Subsidiaries, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other material contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(ii) The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(iii) None of the employees set forth in Schedule 3(v)(iii), (i) has been terminated by the Company or any of its Subsidiaries, (ii) has been under review by the Company for potential termination, demotion, or reduction of salary or benefits, or (iii) has notified the Company, any of its Subsidiaries or any director or senior executive of the Company of his or her resignation from his or her position with the Company or any of its Subsidiaries or, to the knowledge of the Company, threatened to resign from his or her position with the Company or any of its Subsidiaries.

(iv) The consummation of the transactions contemplated by this Agreement will not, on or after the Closing Date, (1) entitle any employee or independent contractor of the Company or its Subsidiaries to severance pay or termination benefits, (2) accelerate the time of payment or vesting, or increase the amount of compensation due to any current or former employee or independent contractor of the Company or its Subsidiaries, (3) obligate the Company or any of its affiliates to pay or otherwise be liable for any compensation, vacation days, pension contribution or other benefits to any current or former employee, consultant, agent or independent contractor of the Company or its Subsidiaries for periods before the Closing Date, (4) require assets to be set aside or other forms of security to be provided with respect to any liability under any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), under which the Company has any current or future obligation or liability (including any potential, contingent or secondary liability under Title IV of ERISA) or under which any employee or former employee (or beneficiary of any employee or former employee) of the Company has or may have any current or future right to benefits (the term "plan" shall include any contract, agreement (including an employment or independent contractor agreement), policy or understanding, each such plan being hereinafter referred to in this Agreement individually as a "Benefit Plan", (5) result in any "parachute payment" (within the meaning of Section 280G of the Code) under any Benefit Plan, or (6) result in any change of control or similar payments to any officer, director, consultant, independent contractor or employee..

(v) There are no accrued or unaccrued and unpaid obligations of the Company or any of its Subsidiaries in respect of wages, bonuses or other payouts to current or former officers, directors, consultants or employees.

(w) Title.  The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries.  Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(x) Intellectual Property; Software.

(i) The Company and its Subsidiaries own or possess adequate rights or licenses to use all Intellectual Property necessary to the conduct of their respective businesses and such Intellectual Property rights and licenses are perpetual, transferable without any limitation and require no royalty or other payments in connection therewith, and, to the knowledge of the Company, such Intellectual Property represents all material intellectual property rights necessary to the conduct of the their business as now conducted and as presently contemplated to be conducted.  There are no conflicts with or infringements of any Intellectual Property owned by the Company or any of its Subsidiaries by any third party, except for such infringements and conflicts which could not reasonably be expected to have a Material Adverse Effect.  The conduct of the business of the Company and its Subsidiaries as currently conducted or contemplated to be conducted does not conflict with or infringe any proprietary right or Intellectual Property of any third party, including, without limitation, the transmission, reproduction, use, display or modification of any content or material (including framing, and linking web site content) on a web site, bulletin board or other like medium hosted by or on behalf of the Company or any of its Subsidiaries, except for such infringements and conflicts which could not reasonably be expected to have a Material Adverse Effect.  There is no claim, suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary:  (i) alleging any such conflict or infringement with any third party's proprietary rights; or (ii) challenging the Company's or any Subsidiary's ownership or use of, or the validity or enforceability of any Intellectual Property.  The total revenue derived from the Company's and its Subsidiaries' line of SmartFax Plus and SmartFax Pro products and services is less than two and one-half percent (2.5%) of the Company's and its Subsidiaries combined total revenue between January 1, 2010 and May 31, 2010.

(ii) A complete and current list of registered trademarks or copyrights, issued patents, applications thereof, or other forms of registration anywhere in the world that is owned by the Company or a Subsidiary ("Listed Intellectual Property") and the owner of record, date of application or issuance and relevant jurisdiction as to each has been Previously Disclosed.  All Listed Intellectual Property is owned by the Company or a Subsidiary, free and clear of security interests, liens, encumbrances or claims of any nature.  All Listed Intellectual Property is subsisting and, to the knowledge of the Company, is valid and enforceable and all renewal fees and other maintenance fees that have fallen due on or prior to the effective date of this Agreement have been paid.  No Listed Intellectual Property is the subject of any proceeding before any governmental, registration or other authority in any jurisdiction, including any office action or other form of preliminary or final refusal of registration.  The consummation of the transactions contemplated hereby will not alter or impair any Intellectual Property that is owned by or used pursuant to a license by the Company or a Subsidiary.

(iii) A complete list of all material agreements relating to Intellectual Property to which the Company or a Subsidiary is a party, subject or bound (the "Material Intellectual Property Contracts") has been Previously Disclosed.  Each Material Intellectual Property Contract:  (i) is valid and binding on the Company or a Subsidiary, as the case may be, and, to the knowledge of any director or senior executive at the Company, the counterparties thereto, and is in full force and effect and (ii) upon consummation of the transactions contemplated hereby shall continue in full force and effect without penalty or other adverse consequence  Neither the Company or a Subsidiary, on the one hand, nor, to the knowledge of any director or senior executive at the Company, a counterparty thereto, is in breach or default of any material contractual obligation under any of the Material Intellectual Property Contracts.

(iv) The Company and its Subsidiaries have taken reasonable measures to protect the secrecy, confidentiality and value of all of their Intellectual Property and, to the knowledge of any director or senior executive at the Company, there has been no unauthorized disclosure of any data or information which, but for any such unauthorized disclosure, the Company would consider to be a trade secret owned by the Company or any of its Subsidiaries.

(v) Each employee who in the regular course of his employment may create programs, modifications, enhancements or other inventions, improvements, discoveries, methods or works of authorship and all consultants have signed an assignment or similar agreement with the Company or the Subsidiary confirming the Company's or the Subsidiary's ownership or, in the alternate, transferring and assigning to the Company or the Subsidiary all right, title and interest in and to such programs, modifications, enhancements or other inventions including copyright and other intellectual property rights therein.

(vi) The operating and applications computer software programs and databases owned or used by the Company and its Subsidiaries that are material to the conduct of their business as now conducted and as presently contemplated to be conducted (collectively, the "Software") has been Previously Disclosed.

(vii) The Company and its Subsidiaries possess or have access to the original (or, if owned by a third party, copies) of all documentation and all source code, as applicable for all the Software.  Upon consummation of the transactions contemplated by this Agreement, the Company and its Subsidiaries will continue to own all the Software owned by them, free and clear of all claims, liens, encumbrances, obligations and liabilities and, with respect to all agreements for the lease or license of Software which require consents or other actions as a result of the consummation of the transactions contemplated by this Agreement in order for the Company or its Subsidiaries to continue to use and operate such Software after the Closing Date, the Company and its Subsidiaries will have obtained such consents or taken such other actions so required.

(viii) No open source or public library software, including any version of any software licensed pursuant to any GNU or other public license, is, in whole or in part, embodied or incorporated in the Intellectual Property of the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries is otherwise bound by any terms thereof.

(ix) For the purpose of this Section 3(x), "Intellectual Property" shall mean all of the following:  (A) trademarks and service marks, trade dress, product configurations, trade names and other indications of origin, applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (B) inventions, discoveries, improvements, ideas, know-how, formula methodology, processes, technology, software (including password unprotected interpretive code or source code, object code, development documentation, programming tools, drawings, specifications and data) and applications and patents in any jurisdiction pertaining to the foregoing, including re-issues, continuations, divisions, continuations-in-part, renewals or extensions; (C) trade secrets, including confidential information and the right in any jurisdiction to limit the use or disclosure thereof; (D) copyrights in writings, designs software, mask works or other works, applications or registrations in any jurisdiction for the foregoing and all moral rights related thereto; (E) database rights; (F) Internet Web sites, domain names and applications and registrations pertaining thereto and all intellectual property used in connection with or contained in all versions of the Company's Web sites; (G) rights under all agreements relating to the foregoing; (H) books and records pertaining to the foregoing; and (I) claims or causes of action arising out of or related to past, present or future infringement or misappropriation of the foregoing.

(y) Environmental Laws.  The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(z) Subsidiary Rights.  The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(aa) Investment Company Status.  The Company is not, and upon consummation of the sale of the Securities will not be, an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of  1940, as amended.

(bb) Tax Status.  The Company and each of its Subsidiaries (i) has made or filed in a timely manner (within any applicable extension periods) and in the appropriate jurisdictions all material foreign, federal and state income and all other tax returns, reports, information statements and other documentation (including any additional or supporting materials) required to be filed or maintained in connection with the calculation, determination, assessment or collection of any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties, governmental fees and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), including, without limitation, taxes imposed on, or measured by, income, franchise, profits, gross income or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, stock transfer, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, environmental, transfer and gains taxes and customs duties (each a "Tax"), including all amended returns required as a result of examination adjustments made by the IRS or other Governmental Authority responsible for the imposition of any Tax (collectively, the "Returns"), and such Returns are true, correct and complete in all material respects, (ii) has paid all Taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such Returns, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such Returns apply.  There are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and none of the Company's chief executive officer, its chief financial officer or any other senior officer, including, without limitation, any officer who has responsibility for or oversight of the preparation or filing of Returns, know of a basis for any such claim.  Neither the Company nor any of its Subsidiaries has received notice of assessment or proposed assessment of any taxes claimed to be owed by it or any other Person on its behalf.  No Returns filed by or on behalf of the Company or any of its Subsidiaries with respect to Taxes are currently being audited or examined.  Neither the Company nor any of its Subsidiaries has received notice of any such audit or examination.  No issue has been raised by any taxing authority with respect to the Company or any of its Subsidiaries in any audit or examination which, by application of similar principles, could reasonably be expected to result in a proposed material adjustment to the liability for Taxes for any period not so examined.

(cc) Internal Accounting and Disclosure Controls.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.  The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.  During the twelve months prior to the date hereof, neither the Company nor any of its Subsidiaries have received any notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries

(dd) Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(ee) Ranking of Notes.  No Indebtedness of the Company is senior to or ranks pari passu with the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

(ff) Form S-1 Eligibility.  The Company is eligible to register the Redemption Shares, the Post-Closing Adjustment Shares and the Common Shares for resale by the Buyers using Form S-1 promulgated under the 1933 Act.

(gg) Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder (the "Transfer Taxes") will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.  There are no Transfer Taxes.

(hh) Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, except in the case of clauses (ii) and (iii), as relates to the Placement Agent solely in connection with the issuance of the Securities to the Buyers as contemplated hereby.

(ii) Acknowledgement Regarding Buyers' Trading Activity.  It is understood and acknowledged by the Company that (i) none of the Buyers have been asked to agree, nor has any Buyer agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or "derivative" securities based on securities issued by the Company or to hold the Securities for any specified term and (ii) each Buyer shall not be deemed to have any affiliation with or control over any arm's length counter-party in any "derivative" transaction.  The Company further understands and acknowledges that one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Redemption Shares is being determined and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders' equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted.  The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Notes or any of the documents executed in connection herewith.

(jj) U.S. Real Property Holding Corporation.  The Company is not, nor has ever been, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Buyer's request.

(kk) Bank Holding Company Act.  Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the "BHCA") and to regulation by the Board of Governors of the Federal Reserve System (the "Federal Reserve").  Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five (25%) or more of the total equity of a bank or any  equity that is subject to the BHCA and to regulation by the Federal Reserve.  Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ll) Disclosure.  The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company.  All disclosure provided to the Buyers regarding the Company, or any of its Subsidiaries, their business and the transactions contemplated hereby, including the information that has been Previously Disclosed, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

4. COVENANTS.

(a) Best Efforts.  Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b) Form D and Blue Sky.  The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing.  The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for issuance and sale to the Buyers at the Closing and at the Subsequent Issuance Date pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.  The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

(c) Reporting Status.  Until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all the Common Shares, the Redemption Shares and the Post-Closing Adjustment Shares and none of the Notes are outstanding (the "Reporting Period"), the Company shall timely file (including for this purpose filing in compliance with, and within the time frames provided under, any extension under Rule 12b-25 promulgated under the 1934 Act) all reports required to be filed by the Company with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

(d) Use of Proceeds.  The Company will use $7,500,000 (the "Repurchase Amount") of the proceeds from the sale of the Securities to fund the repurchases contemplated by that certain Securities Purchase Agreement, dated as of June 30, 2010, by and among Enable Growth Partners LP, Enable Opportunity Partners LP, Pierce Diversified Strategy Master Fund LLC, Ena and Crescent International, Ltd., the Company and Weinstein & Smith, LLP (the "Repurchase Agreement"), and the Company shall provide joint written instructions to the Buyers in order for the Buyers to pay, on behalf of the Company, the Repurchase Amount to the Escrow Agent (as defined in the Repurchase Agreement) and the Escrow Agent shall pay the Repurchase Amount to Enable Growth Partners LP, Enable Opportunity Partners LP, Pierce Diversified Strategy Master Fund LLC, Ena and Crescent International, Ltd. in accordance with the terms and conditions of the Repurchase Agreement, and the balance, if any, for working capital, and not for (1) the repayment of any other outstanding Indebtedness of the Company or any of its Subsidiaries, (2) the redemption or repurchase of any other of its or its Subsidiaries' equity securities or (3) the settlement of any claims, actions or proceedings against the Company or any of its Subsidiaries.  The Company shall not amend, revise, supplement or otherwise modify the Repurchase Agreement without the prior written consent of the Buyers.

(e) Financial Information.  The Company agrees to send the following to each Investor (as defined in the Registration Rights Agreement) during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one Business Day after the filing thereof with the SEC, a copy of its Annual Reports and Quarterly Reports on Form 10-K or 10-Q, any interim reports or any consolidated balance sheets, income statements, stockholders' equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile or e-mailed copies of all press releases issued by the Company or any of its Subsidiaries, (iii) as soon as practicable, and in any event within fifteen (15) business days after the close of each month of each fiscal year of the Company, a consolidated balance sheet, statement of income and statement of cash flows of the Company and any Subsidiaries as at the close of such month and covering operations for such month and the portion of the Company's fiscal year ending on the last day of such month, all in reasonable detail and prepared in accordance with generally accepted accounting principles, subject to audit and year-end adjustments, setting forth in each case in comparative form the figures for the comparable period of the previous fiscal year, unless such Investor has delivered an MNPI Notice (as defined in Section 4(i) below) to the Company, at which time the obligation to provide such monthly financial information shall terminate, and (iv) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.  As used herein, "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.  Each Buyer acknowledges that the information in clause (iii) above may be confidential non-public information and such Buyer agrees to maintain the confidentiality of such information and not to disclose the information to any third party without the Company's prior consent; provided, that the information in clause (iii) above shall not be deemed to be confidential non-public information if such information (i) is or becomes available to the public other than as a result of a disclosure by such Buyer in violation of this Agreement; (ii) presently is or hereafter becomes available to such Buyer on a non-confidential basis from a source, which, to such Buyer's knowledge, is not subject to a confidentiality agreement; or (iii) is required to be disclosed by law, legal process or by a subpoena or other regulatory or court order; and provided further, that, and notwithstanding anything set forth herein to the contrary, in the event such Buyer is requested or required to disclose any such information, such Buyer shall, to the extent reasonably practicable and permitted by applicable law, rule or regulation, notify the Company of the existence, terms and circumstances of any such request or requirement so that the Company may, at the Company's expense, seek a protective order or other appropriate remedy and/or waive compliance with the terms of this sentence.

(f) Listing.  The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents.  The Company shall maintain the Common Stocks' authorization for quotation on the Principal Market.  Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market.  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

(g) Fees.  The Company shall reimburse Hale (a Buyer) or its designee(s) (in addition to any other expense amounts paid to any Buyer prior to the date of this Agreement) for all reasonable, out-of-pocket costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including all legal fees and disbursements of outside counsel in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents in an amount not to exceed $255,000, and due diligence fees and disbursements in connection therewith in an amount not to exceed $25,000), which amount may be withheld by such Buyer from its Purchase Price at the Closing.  The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or broker's commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Placement Agent.  The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment.  Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(h) Pledge of Securities.  The Company acknowledges and agrees that, subject to applicable laws, rules and regulations, the Securities may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities.  The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee.  The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

(i) Disclosure of Transactions and Other Material Information.  On or before 8:30 a.m., New York City time, on the fourth Business Day following the date of this Agreement, the Company shall issue a press release and file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement, the form of the Notes, the form the Registration Rights Agreement and the form of Security Documents as exhibits to such filing (including all attachments, the "8-K Filing").  From and after the filing of the 8-K Filing with the SEC, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing.  After the filing of the 8-K Filing, if a Buyer so elects in writing (any such writing, an "MNPI Notice"), the Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide such Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries.  As soon as practicable following the date of delivery of an MNPI Notice to the Company (the "MNPI Notice Date"), but in no event later than thirty (30) calendar days following the MNPI Notice Date, the Company shall publicly disclose, in a Current Report on Form 8-K, Quarterly Report on Form 10-Q or Annual Report on Form 10-K, all material, nonpublic information regarding the Company or any of its Subsidiaries previously provided to the Buyer that delivered such MNPI Notice (the "Cleansing Filing").  From and after the filing of a Cleansing Filing with the SEC, no Buyer that delivered an MNPI Notice shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the Cleansing Filing.  If a Buyer has elected not to receive material, nonpublic information and if a Buyer has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries, it shall provide the Company with written notice thereof.  The Company shall, within two (2) Trading Days (as defined in the Notes) of receipt of such notice, make public disclosure of such material, nonpublic information.  In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents.  No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure.  Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).  Without the prior written consent of any applicable Buyer, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise unless required by applicable law, rules or regulation.

(j) Restriction on Redemption and Cash Dividends.  So long as any Notes are outstanding, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, the Common Stock without the prior express written consent of the holders of Notes representing not less than a majority of the aggregate principal amount of the then outstanding Notes.

(k) Additional Notes; Variable Securities.  So long as any Buyer beneficially owns any Notes, the Company will not issue any Notes other than to the Buyers as contemplated hereby and the Company shall not issue any other securities that would cause a breach or default under the Notes.  For so long as any Notes remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or Preferred Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock or Preferred Stock at a price which varies or may vary with the market price of the Common Stock or Preferred Stock, including by way of one or more reset(s) to any fixed price.

(l) Corporate Existence and Stock Options Plans.  The Company shall not (A) be party to any Fundamental Transaction (as defined in the Notes), unless the Company shall have obtained the prior written consent of the Buyers, (x) for so long as any of the Notes are outstanding, (y) for so long as any Buyer beneficially owns at least 20% of the Common Shares issued to such Buyer at Closing and at the Subsequent Issuance Date or (z) if such transaction would result in the amendment or modification of any of the terms of the Securities pursuant to Section 4(u) or otherwise involves the issuance of any equity securities or the incurrence of Indebtedness at a price that is less than the price per Security issued in connection with the consummation of the transactions contemplated hereby, (B) issue, grant or award additional options or amend or otherwise modify the options outstanding as of the Closing Date under the 2005 Incentive Stock Plan or (C) other than the New Incentive Plan, adopt, approve or otherwise enter into an equity option or incentive plan (x) for so long as any of the Notes are outstanding or (y) for so long as any Buyer beneficially owns at least 20% of the Common Shares issued to such Buyer at Closing and at the Subsequent Issuance Date.

(m) Shareholder Action; Reservation of Shares.  (i) The Company shall file with the SEC, as promptly as practicable after the date hereof, and provide each shareholder of the Company with an information statement complying with the requirements of the 1934 Act and substantially in the form that has been previously reviewed and approved by the Buyers and a counsel of their choice, at the expense of the Company informing the stockholders of the Company of the receipt of the consents of the holders of a majority of the outstanding voting securities of the Company (the "Stockholder Consent") (I) amending the Company's certificate of incorporation to (A) increase the authorized shares and (B) effect a reverse stock split of the Company's outstanding Common Stock to ensure that there are a sufficient number of authorized shares of Common Stock to issue 100% of the Common Shares set forth opposite such Buyer's name in column (6) on the Schedule of Buyers and reserve for the purpose of issuance, no less than 125% of the aggregate of the maximum number of shares of Common Stock issuable as Redemption Shares pursuant to the terms of the Notes and as Post-Closing Adjustment Shares pursuant to Section 1(e) hereof, (II) approving the New Incentive Plan and (III) approving such transactions pursuant to applicable law and the rules and regulations of the Principal Market (the "Resolutions").  In addition to the foregoing, if otherwise required by applicable law, rule or regulation, the Company shall prepare and file with the SEC a preliminary proxy statement with respect to a special or annual meeting of the stockholders of the Company (the "Stockholder Meeting"), which shall be called as promptly as practicable after the date hereof, but in no event later than 90 days following the Closing (the "Stockholder Meeting Deadline") soliciting each such stockholder's affirmative vote for approval of, to the extent not previously adopted, the Resolutions (such affirmative approval being referred to herein as the " Stockholder Approval" and the date such approval is obtained, the "Stockholder Approval Date"), and the Company shall use its best efforts to solicit its stockholders' approval of such Resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve the Resolutions.  The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline.  Each Buyer shall vote 100% of the Common Shares issued to such Buyer at Closing to approve the New Incentive Plan at the Stockholder Meeting and shall execute a written consent to the Company in respect of 100% of the Common Shares issued to such Buyer at Closing in favor of adoption of the Resolutions.

(ii) Thereafter, the Company shall take such action necessary to at all times have authorized and reserved for the purpose of issuance, no less than 125% of the aggregate of the maximum number of shares of Common Stock issuable as Redemption Shares pursuant to the terms of the Notes (calculating such maximum number of shares assuming that such shares were required to be issued as of the date of this Agreement and on the first day and the fifteenth day of each succeeding calendar month for so long as the Company has the right to issue Redemption Shares) plus an amount equal to 184,126,521 shares of Common Stock that may be issuable as Post-Closing Adjustment Shares pursuant to Section 1(e) hereof.  In the event that the Company shall have less than such amount authorized on any calculation date, it shall promptly notify the Buyers and promptly take such action as may be required to effect an amendment to the Company's Certificate of Incorporation to either (i) increase the number of shares authorized or (ii) effect a reverse split of the Company's outstanding Common Stock.

(n) Conduct of Business.  So long as any Buyer owns at least 10% of the Common Shares issued to such Buyer at Closing and at the Subsequent Issuance Date, the business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(o) Additional Issuances of Securities.

(i) For purposes of this Section 4(o), the following definitions shall apply.

(1) "Approved Stock Plan" means any employee benefit plan, including, without limitation, the New Equity Incentive Plan, which has been approved by the Board of Directors of the Company and the Buyers, pursuant to which the Company's securities may be issued to any employee, officer, director or consultant for services provided to the Company.

(2) "Common Stock Equivalents" means, collectively, Options and Convertible Securities.

(3) "Convertible Securities" means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

(4) "Excluded Securities" means Common Stock issued or issuable: (i) in connection with any Approved Stock Plan and (ii) upon exercise of any Options which are outstanding immediately preceding the Closing, provided that the terms of such Options are not amended, modified or changed on or after the Closing and the terms of any Options outstanding at the Closing or issued thereafter are acceptable to the Buyers.

(5) "Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(ii) From the date hereof until the later of (i) the date the Notes are no longer outstanding and (ii) the date the Buyers cease to own at least 10% of the outstanding shares of Common Stock (the "Trigger Date"), the Company will not, directly or indirectly, file any registration statement with the SEC other than a registration statement on Form S-8 which is reasonably acceptable to the Buyers and the Registration Statement (as defined in the Registration Rights Agreement).

(iii) From the date hereof until the Trigger Date, the Company will not, (A) directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries' equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock, Common Stock Equivalents or any shares of Preferred Stock or any other equity securities (any such offer, sale, grant, disposition or announcement being referred to as a "Subsequent Placement") or (B) be party to any solicitations, negotiations or discussions with regard to the foregoing.  From the date hereof until the Trigger Date, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4(o)(iii).

(1) The Company shall deliver to each Buyer an irrevocable written notice (the "Offer Notice") of any proposed or intended issuance or sale or exchange (the "Offer") of the securities being offered (the "Offered Securities") in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Buyers such amount of the Offered Securities so that the Buyers shall retain their then pro-rata portion of the issued and outstanding Common Stock following the issuance of the Offered Securities, allocated among such Buyers (a) based on such Buyer's pro rata portion of the aggregate principal amount of Notes purchased hereunder (the "Basic Amount"), and (b) with respect to each Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the "Undersubscription Amount"), which process shall be repeated until the Buyers shall have an opportunity to subscribe for any remaining Undersubscription Amount.

(2) To accept an Offer, in whole or in part, such Buyer must deliver a written notice to the Company prior to the end of the seventh (7th) Business Day after such Buyer's receipt of the Offer Notice (the "Offer Period"), setting forth the portion of such Buyer's Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the "Notice of Acceptance").  If the Basic Amounts subscribed for by all Buyers are less than the total of all of the Basic Amounts, then each Buyer who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the "Available Undersubscription Amount"), each Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Buyer bears to the total Basic Amounts of all Buyers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary.  Notwithstanding anything to the contrary contained herein, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the Buyers a new Offer Notice and the Offer Period shall expire on the seventh (7th) Business Day after such Buyer's receipt of such new Offer Notice.

(3) The Company shall have thirty (30) calendar days from the expiration of the Offer Period above to (i) offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Buyers (the "Refused Securities") pursuant to a definitive agreement (the "Subsequent Placement Agreement") but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement, and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto; provided that with respect to clause (y) no filing with the SEC shall be required pursuant to this Section 4(o)(iii)(3) to the extent the Company provides reasonable assurance to the Buyers that such information does not constitute material, non-public information regarding the Company or any of its Subsidiaries.

(4) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(o)(iii)(3) above), then each Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer elected to purchase pursuant to Section 4(o)(iii)(2) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers pursuant to Section 4(o)(iii)(3) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities.  In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(o)(iii)(1) above.

(5) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Buyers shall acquire from the Company, and the Company shall issue to the Buyers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(o)(iii)(3) above if the Buyers have so elected, upon the terms and conditions specified in the Offer.  The purchase by the Buyers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Buyers of a purchase agreement relating to such Offered Securities substantially similar to agreements executed by other investors in or purchasers of such Offered  Securities. The Buyers and the Company shall each use their reasonable best efforts to consummate such offering as promptly as commercially practicable.

(6) Any Offered Securities not acquired by the Buyers or other persons in accordance with Section 4(o)(iii)(3) above may not be issued, sold or exchanged until they are again offered to the Buyers under the procedures specified in this Agreement.

(7) The Company and the Buyers agree that if any Buyer elects to participate in the Offer, (x) neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the "Subsequent Placement Documents") shall include any term or provisions whereby any Buyer shall be required to agree to any restrictions in trading as to any securities of the Company owned by such Buyer prior to such Subsequent Placement, and (y) any registration rights set forth in such Subsequent Placement Documents shall be similar in all material respects to the registration rights contained in the Registration Rights Agreement.

(8) Notwithstanding anything to the contrary in this Section 4(o) and unless otherwise agreed to by the Buyers, the Company shall either confirm in writing to the Buyers that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the Buyers will not be in possession of material non-public information, by the fifteenth (15th) Business Day following delivery of the Offer Notice.  If by the fifteenth (15th) Business Day following delivery of the Offer Notice no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Buyers, such transaction shall be deemed to have been abandoned and the Buyers shall not be deemed to be in possession of any material, non-public information with respect to the Company.  Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide each Buyer with another Offer Notice and each Buyer will again have the right of participation set forth in this Section 4(o)(iii).  The Company shall not be permitted to deliver more than one such Offer Notice to the Buyers in any 90 day period.

(iv) The restrictions contained in subsection (iii) of this Section 4(o) shall not apply in connection with the issuance of any Excluded Securities or the rights offerings contemplated by Section 4(t) this Agreement.

(p) Collateral Agent.

(i) Each Buyer hereby (a) appoints HCP-TELA, LLC ("Hale") as the collateral agent hereunder and under the Security Documents (in such capacity, the "Collateral Agent"), and (b) authorizes the Collateral Agent (and its officers, directors, employees and agents) to take such action on such Buyer's behalf in accordance with the terms hereof and thereof.  The Collateral Agent shall not have, by reason hereof or the Security Documents, a fiduciary relationship in respect of any Buyer.  Neither the Collateral Agent nor any of its officers, directors, employees and agents shall have any liability to any Buyer for any action taken or omitted to be taken in connection hereof or the Security Documents except to the extent caused by its own gross negligence or willful misconduct, and each Buyer agrees to defend, protect, indemnify and hold harmless the Collateral Agent and all of its officers, directors, employees and agents (collectively, the "Collateral Agent Indemnitees") from and against any losses, damages, liabilities, obligations, penalties, actions, judgments, suits, fees, costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by such Collateral Agent Indemnitee, whether direct, indirect or consequential, arising from or in connection with the performance by such Collateral Agent Indemnitee of the duties and obligations of Collateral Agent pursuant hereto or the Security Documents.  The Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the holders of at least a majority in principal amount of the Notes then outstanding, and such instructions shall be binding upon all holders of Notes; provided, however, that the Collateral Agent shall not be required to take any action which, in the reasonable opinion of the Collateral Agent, exposes the Collateral Agent to liability or which is contrary to this Agreement or any other Transaction Document or applicable law.

(ii) The Collateral Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement, the Pledge and Security Agreement or any of the Transaction Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

(iii) The Collateral Agent may resign from the performance of all its functions and duties hereunder and under the Notes and the Security Documents at any time by giving at least ten (10) Business Days prior written notice to the Company and each holder of the Notes.  Such resignation shall take effect upon the acceptance by a successor Collateral Agent of appointment as provided below.  Upon any such notice of resignation, the holders of a majority of the outstanding principal under the Notes shall appoint a successor Collateral Agent.  Upon the acceptance of the appointment as Collateral Agent, such successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement, the Notes and the Security Documents.  After any Collateral Agent's resignation hereunder, the provisions of this Section 4(p) shall inure to its benefit.  If a successor Collateral Agent shall not have been so appointed within said ten (10) Business Day period, the retiring Collateral Agent shall then appoint a successor Collateral Agent who shall serve until such time, if any, as the holders of a majority of the outstanding principal under the Notes appoint a successor Collateral Agent as provided above.

(q) Public Information.  At any time during the period commencing from the six (6) month anniversary of the Closing Date and ending at such time that all of the Securities can be sold either pursuant to a registration statement, or if a registration statement is not available for the resale of all of the Securities, may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144 other than any restrictions on sale imposed to the extent that the holder is an affiliate of the Company, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a "Public Information Failure") then, as partial relief for the damages to any holder of Securities by reason of any such delay in or reduction of its ability to sell the Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each such holder an amount in cash equal to one percent (1%) of the aggregate Purchase Price of such holder's Securities then held by such holder on the day of a Public Information Failure and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144.  The payments to which a holder shall be entitled pursuant to this Section 4(r) are referred to herein as "Public Information Failure Payments."  Public Information Failure Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Public Information Failure Payments are incurred and (II) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.

(r) Additional Relief.  If the Company shall fail for any reason or for no reason to issue to such Buyer unlegended certificates or issue such Common Shares to such Buyer by electronic delivery at the applicable balance account at DTC within three (3) Trading Days after the receipt of documents necessary for the removal of the legend set forth in Section 2(g) above (the "Removal Date"), then in addition to all other remedies available to the Buyer, if on or after the Trading Day immediately following such three Trading Day period, the Buyer purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Buyer of such Common Shares that the Buyer anticipated receiving without legend from the Company (a "Buy-In"), then the Company shall, within five (5) Business Days after the Buyer's request and in the Buyer's discretion, either (i) redeem from the Buyer such Common Shares and pay cash to the Buyer in an amount equal to the Buyer's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), or (ii) promptly honor its obligation to deliver to the Buyer such unlegended Common Shares as provided above and pay cash to the Buyer in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price (as defined in the Notes) on the Removal Date.

(s) Closing Documents.  On or prior to fourteen (14) calendar days after the Closing Date, the Company agrees to deliver, or cause to be delivered, to each Buyer and Schulte Roth & Zabel LLP executed copies of the Transaction Documents, Securities and other documents required to be delivered to any party pursuant to Section 7 hereof.

(t) Rights Offering.  As soon as reasonably practicable, but in no event later than thirty (30) days after the Closing Date, the Company shall commence a rights offering pursuant to which stockholders of the Company will be given an opportunity to participate for their pro rata share of a rights offering for no less than and no more than $3,000,000 of shares of Common Stock of the Company at a price per share of Common Stock of not less than and not more than $0.038 per share pursuant to the rights offering documents in the forms attached hereto as Exhibit F (the "Rights Offering Documents").  The Company shall consummate such rights offering within ninety (90) days following the Closing.  The Company hereby agrees to set the record date for the rights offering on a date that is as close to the date of the launch of the offering as reasonably practicable.  Upon consummation of the Rights Offering, the Company will pay to each of the Buyers its pro rata portion (based on the aggregate principal amount of Notes purchased by the Buyers hereunder) of (x) the gross proceeds received from the rights offering (which amounts will be applied to the outstanding balance under the Notes) and (y) $60,000 in cash by wire transfer of immediately available funds.

(u) Most Favored Nation.  From the date hereof until the Trigger Date, in the event that the Company issues any Indebtedness (other than Permitted Indebtedness) on terms that are or will be more favorable than the terms of the Notes or the terms set forth in this Agreement or Common Stock, Common Stock Equivalents or any shares of Preferred Stock or any other equity securities on terms that are or will be more favorable than those set forth in this Agreement, without any further action by the Buyers or the Company, the terms of the Notes and/or this Agreement, as applicable, shall be deemed to be amended and modified in an economically and legally equivalent manner such that Buyers shall receive the benefit of the more favorable terms contained in such issuances.  Prior to any such issuance, the Company shall provide the Buyers with the agreements pertaining to such issuance, or if such agreements are confidential, a notice setting forth in reasonable detail the terms on which such Indebtedness or equity securities are being issued and the amount thereof issued, including the persons to which such issuance is proposed made.

(v) Board of Directors.  (i)  On the Closing Date, (x) the Company shall cause the Board of Directors to appoint Martin Hale, Jr. to the Company's Board of Directors and (y) the Company shall enter into a letter agreement in a form satisfactory to the Buyers with each of James R. Everline and David A. Rane, pursuant to which James R. Everline and David A. Rane shall agree to be members of the Board of Directors designated by Hale (collectively, the "Initial Hale Designees").  At any time or from time to time, Hale shall have the right to cause the Initial Hale Designees to resign from the Board of Directors upon written notice to the Company and the applicable Initial Hale Designee, and the Company shall promptly take all necessary action to cause the applicable Initial Hale Designee to resign from the Board of Directors and to cause the Board of Directors to elect as a director to fill the vacancy so created an individual designated by Hale; provided that in the event that the resignation and appointment contemplated by this Section 4(v)(i) is not consummated within three calendar days following the Company's receipt of the written notice provided by Hale, then the Company shall promptly take all necessary action, including the amendment of the Company's governing documents, to cause the number of directors constituting the entire Board of Directors to be expanded to nine (9) and to cause the Board of Directors to elect as directors the four (4) individuals designated by Hale to fill the vacancies so created (for a total of five (5) directors designated by Hale).

(ii) Subject to Section 4(v)(i), the Company and the Buyers shall take all necessary action to ensure that for so long as any Buyer holds any Notes or at least 10% of the Common Shares issued to such Buyer at Closing and at the Subsequent Issuance Date, the Company's Board of Directors shall consist of not more than five Directors.  For so long as any of the Notes are outstanding or the Common Stock held by the Buyers represent more than 40% of the outstanding Common Stock, the Company, at each annual (or special) meeting, or action in lieu of a meeting, of stockholders of the Company at which directors are to be elected, shall nominate and recommend for election three individuals designated by Hale to serve as directors, and such directors designated by Hale shall serve on such committees of the Company's Board of Directors as such director desires, provided that such designees meet the requisite listing and SEC requirements for membership on such committees.  If none of the Notes are outstanding and if the Common Stock held by the Buyers represent more than 20% but not more than 40% of the outstanding Common Stock, the Company, at each annual (or special) meeting, or action in lieu of a meeting, of stockholders of the Company at which directors are to be elected, shall nominate and recommend for election two individuals designated by Hale to serve as directors, and such directors designated by Hale shall serve on such committees of the Company's Board of Directors as such director desires, provided that such designees meet the requisite listing and SEC requirements for membership on such committees.  If none of the Notes are outstanding and if the Common Stock held by the Buyers represent more than 10% but not more than 20% of the outstanding Common Stock, the Company, at each annual (or special) meeting, or action in lieu of a meeting, of stockholders of the Company at which directors are to be elected, shall nominate and recommend for election one individual designated by Hale to serve as a director, and such director designated by Hale shall serve on such committees of the Company's Board of Directors as such director desires, provided that such designee meets the requisite listing and SEC requirements for membership on such committees.

(iii) The Company shall cause each individual designated by Hale for nomination in accordance with this Section 4(v) to be included in the Board of Director's "slate" of nominees for the applicable meeting, or action in lieu of a meeting, of stockholders and shall use reasonable best efforts to solicit from its stockholders eligible to vote for the election of directors proxies (x) in favor of the election of such persons and (y) against removal of any such designee.

(iv) Upon the death, disability, retirement, resignation or other removal of a director designated by Hale, the Company's Board of Directors shall elect as a director to fill the vacancy so created an individual designated by Hale.

(v) Each Hale-designated director(s) shall receive the same compensation and benefits as the other outside directors of the Company, including reimbursement for travel, lodging and related expenses incurred in connection with meetings of the Company's Board of Directors or any of their respective subsidiaries, or any committee thereof, or otherwise in service as a director or member of the boards of directors of the Company or any of its respective subsidiaries in accordance with the Company's policies applicable to the other outside directors.

(vi) To the maximum extent permitted under applicable law, the Company shall indemnify each director designated by Hale from and against any and all losses which may be imposed on, incurred by, or asserted against such director in any way relating to or arising out of, or alleged to relate to or arise out of, the director's service in that capacity pursuant to the Certificate of Incorporation and Bylaws or other governing documents and an indemnification agreement in the form heretofore provided to Hale.

(vii) The Directors designated by Hale shall be covered by the directors' and officers' liability insurance and fiduciary liability insurance carried by the Company, the current benefits and levels of coverage of which have been disclosed to Hale.

(viii) So long as any Buyer holds at least 10% of the Common Shares issued to such Buyer at Closing and at the Subsequent Issuance Date, the Company shall notify Hale of all regular meetings and special meetings of the Company's Board of Directors and committees thereof at the same time that directors are given notice of such meetings, and shall afford any representative designated by Hale the right and opportunity to attend any such meeting in a non-voting observer capacity.  The rights and duties of the non-voting board observer of Hale shall arise solely out of this Agreement, and neither such observer nor Hale shall be deemed to owe any fiduciary duties to the Company or any of its shareholders by reason of such rights.  Such representative shall be entitled to receive all written materials and other information given to the directors of the Company in connection with any such meeting at the same time that such materials or information are given to such directors.  The Company, Board of Directors of the Company or each committee, as the case may be, shall inform the Hale representative in advance of the delivery of materials or the disclosure of material non-public information regarding the Company and allow the Hale representative, in his or her sole discretion, to forgo receiving such materials if material non-public information about the Company is contained in any such materials or is to be disclosed of any such meeting.

(ix) So long as the Hale has a designee on the Board of Directors of the Company, the Company shall cause all issuances of Common Stock to the Buyers, whether pursuant to the terms of the Notes or pursuant to the terms of this Agreement or otherwise, to be approved in accordance with Rule 16b-3 of the 1934 Act such that any such issuance shall be subject to the exemptions contain in Rule 16b-3 of the 1934 Act.

(w) Landlord Waiver and Schedule to Pledge and Security Agreement.  The Company shall obtain a landlord waiver, in the form in attached hereto as Exhibit G, which may be included as a provision contained in the relevant lease, executed by each landlord with respect to each of the following locations: (i) 11201 SE 8th Street, Suite 200, Bellevue, Washington 98004, (ii) 2001 6th Avenue, Floors 11 and 13, Seattle, Washington 97121 and (iii) 60 Hudson Street, 9th Floor, New York, New York 10013, within sixty (60) calendar days of the Closing Date; provided that the Company may request additional time from the Buyers to obtain such waivers, which request shall not be unreasonably withheld or delayed by the Buyers.  The Company shall deliver to the Collateral Agent Schedule II(A) to the Pledge and Security Agreement, in form and substance satisfactory to the Collateral Agent, within 30 calendar days of the Closing Date.

5. REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a) Register.  The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Securities in which the Company shall record the name and address of the Person in whose name the Securities have been issued (including the name and address of each transferee), the principal amount of Notes held by such Person, and the number of Common Shares, Redemption Shares and Post-Closing Adjustment Shares held by such Person.  The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b) Transfer Agent Instructions.  The Company shall issue irrevocable instructions, substantially in the form of Exhibit H (the "Irrevocable Transfer Agent Instructions"), to its then transfer agent to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company ("DTC"), registered in the name of each Buyer or its respective nominee(s), for the Common Shares issued at Closing and at the Subsequent Issuance Date, for the Redemption Shares issuable pursuant to the Notes and for the Post-Closing Adjustment Shares issuable pursuant to Section 1(e) hereof in such amounts as specified from time to time by each Buyer to the Company.  The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions and stop transfer instructions to give effect to Section 2(g) hereof, will be given by the Company to its transfer agent with respect to the Common Shares, Redemption Shares and Post-Closing Adjustment Shares, and that the Common Shares, Redemption Shares and Post-Closing Adjustment Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents.  If a Buyer effects a sale, assignment or transfer of the Common Shares, Redemption Shares and Post-Closing Adjustment Shares in accordance with Section 2(f), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as reasonably specified by such Buyer to effect such sale, transfer or assignment.  In the event that such sale, assignment or transfer involves Common Shares, Redemption Shares or Post-Closing Adjustment Shares, sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Notes and the related Common Shares to each Buyer at the Closing and at the Subsequent Issuance Date is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Such Buyer and each other Buyer shall have duly executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii) Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price (less, (i) an amount equal to the Repurchase Amount that shall be delivered to the Escrow Agent on behalf of the Company in accordance with Section 4(d) and (ii) in the case of Hale, any amounts withheld pursuant to Section 4(g)) for the Notes and the related Common Shares being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii) The representations and warranties of such Buyer and each other Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and such Buyer and each other Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

(iv) Contemporaneously with the Closing, the Company shall consummate the transactions contemplated by the Repurchase Agreement.

7. CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Notes and the related Common Shares at the Closing and at the Subsequent Issuance Date is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company shall have duly executed and delivered to such Buyer (A) each of the Transaction Documents, (B) the Notes (in such principal amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement and (C) the related Common Shares (in such amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement.

(ii) Such Buyer shall have received the opinion of Sheppard Mullin Richter & Hampton LLP, the Company's outside counsel, dated as of the Closing Date, in substantially the form of Exhibit I attached hereto.

(iii) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit J attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company's transfer agent.

(iv) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in such entity's jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within ten (10) days of the Closing Date.

(v) The Company shall have delivered to such Buyer a certificate evidencing the Company's qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business, as of a date within ten (10) days of the Closing Date.

(vi) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten (10) days of the Closing Date.

(vii) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company's Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit J.

(viii) The representations and warranties of the Company (considered without regard to any reference to materiality qualifiers such as "material," "in all material respects," and "Material Adverse Effect" set forth therein) shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.  Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit K.

(ix) The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

(x) The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(xi) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(xii) In accordance with the terms of the Security Documents, the Company shall have delivered to the Collateral Agent (i) original stock certificates representing all of the common stock of the Subsidiaries of each Grantor (as defined in the Pledge and Security Agreement) and all intercompany promissory notes of each Grantor, along with duly executed blank stock powers and other proper instruments of transfer and (ii) appropriate financing statements on Form UCC-1 to be duly filed in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by each Security Document.

(xiii) In accordance with the terms of the Security Documents, the Company shall have delivered or caused to be delivered to each Buyer (i) certified copies of UCC search results, listing all effective financing statements which name as debtor the Company or any of its Subsidiaries filed in the prior five years to perfect an interest in any assets thereof, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Buyers, shall cover any of the Collateral (as defined in the Security Documents) and the results of searches for any tax lien and judgment lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the Buyers shall not show any such Liens (as defined in the Security Documents) other than Permitted Liens (as defined in the Notes); and (ii) a perfection certificate, duly completed and executed by the Company and each of its Subsidiaries, in form and substance satisfactory to the Buyers.

(xiv) The Company shall have delivered to each Buyer written evidence, in form and substance satisfactory to such Buyer, that discloses the results of the Company receiving no benefit from late-in-quarter discounting of license sales, acceleration of yearly support and service contracts, site licenses, special sales incentives, reserves or cost deferral or any similar time-shift in financial performance.

(xv) The Company's Board of Directors shall have (i) acknowledged that the existing senior management incentive plans may be modified by the Buyers in their sole discretion so long as the total cash compensation opportunity for 2010 will not be changed for each participant, (ii) adopted a new employee incentive plan for the Company in form and substance reasonably acceptable to the Buyers (as amended or modified from time to time in accordance with its terms the "New Incentive Plan"), (iii) subject to the stockholder approval set forth in the first sentence of Section 4(m), reserved all necessary equity of the Company as required by the New Incentive Plan (such amount, the "Incentive Equity"), and (iv) subject to the stockholder approval set forth in the first sentence of Section 4(m), shall have approved option grants for seventy percent (70%) of the Incentive Equity to employees of the Company in amounts reasonably satisfactory to the Buyers in accordance with the terms of the New Incentive Plan pursuant to an award agreement in form and substance, including, without limitation, with vesting rights, satisfactory to the Buyers, with each of such actions in (ii), (iii) and (iv) to be effective on the Closing.

(xvi) The Company shall have delivered to Hale written evidence in the form attached hereto as Exhibit L that the Company has entered into agreements (the "Stock Award Agreements") with all employees entitled to accrued bonus compensation, which accrued bonuses shall be in the aggregate not more than $490,000, providing that effective upon the Closing, such unpaid bonus compensation will be paid in accordance with the Stock Award Agreements.

(xvii) The Company shall have delivered to Hale written evidence that the Board of Directors has caused Martin Hale, Jr. to be appointed to the Company's Board of Directors.

(xviii) Contemporaneously with the Closing, the Company shall consummate the transactions contemplated by the Repurchase Agreement.

(xix) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

8. TERMINATION.  In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 8, the Company shall remain obligated to reimburse the non-breaching Buyers for the expenses described in Section 4(g) above.

9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

(c) Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement; Amendments.  This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least a majority of the (i) then aggregate number of Registrable Securities issued and issuable hereunder and that are then held by the Buyers and (ii) the principal amount of the Notes then outstanding, and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable.  No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents and holders of Notes.  The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.  Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f) Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

Telanetix, Inc.
12301 SE 8th Street, Suite 200
Bellevue, Washington 98004
Telephone: (206) 381-2020
Facsimile:    (425) 646-9078
Attention:   Douglas N. Johnson

With a copy (for informational purposes only) to:

Sheppard, Mullin, Richter & Hampton LLP
12275 El Camino Real, Suite 200
San Diego, California 92130
Telephone:  (858) 720-7469
Facsimile:  (858) 523-6705
Attention:  James A. Mercer, III

If to the Transfer Agent:

Empire Stock Transfer, Inc.
1859 Whitney Mesa Drive
Henderson, Nevada  89014
Telephone:  (702) 818-5898
Facsimile:  (702) 974-1444
Attention:  Patrick Mokros

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York  10022
Telephone: (212) 756-2000
Facsimile:    (212) 593-5955
Attention:    Eleazer N. Klein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate number of Registrable Securities issued and issuable hereunder, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes).  A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h) No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival.  Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing.  Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification.  In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 4(i), or (iv) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents.  Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 9(k):  (i) shall not apply to amounts paid in settlement of any Indemnified Liability if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed; and (ii) shall not apply to any Indemnified Liabilities to the extent that such Indemnified Liability is solely the result of a breach by a Buyer of any representation, warranty, covenant, agreement or obligations of the Buyers made by the Buyers in the Transaction Documents.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.  Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

(l) No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies.  Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.  Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers.  The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n) Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then, until such time that the Company has performed its related obligation in respect of such exercise, Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, such exercise in whole or in part without prejudice to its future actions and rights.

(o) Payment Set Aside.  To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p) Independent Nature of Buyers' Obligations and Rights.  The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The Company acknowledges and each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.  Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

* * * * * *

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY: TELANETIX, INC.
By:/s/ Douglas N. Johnson Name: Douglas N. Johnson Title: Chief Executive Officer

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS: EREF-TELA, LLC
By:/s/ Martin Hale Jr. Name: Marin Hale Jr. Title: Chief Executive Officer

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS: HCP-TELA, LLC
By:/s/ Martin Hale Jr. Name: Marin Hale Jr. Title: Chief Executive Officer

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS: CBG-TELA, LLC
By:/s/ Martin Hale Jr. Name: Marin Hale Jr. Title: Chief Executive Officer

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)

Buyer	Address and Facsimile Number	Aggregate Principal Amount of Notes	Number of Common Shares	Number of Common Shares Issued at Closing	Number of Common Shares Issued Post -Closing	Purchase Price	Legal Representative's Address and Facsimile Number

EREF-TELA, LLC	c/o Hale Capital Partners, L.P. 570 Lexington Avenue 49th Floor New York, NY 10022 Attention: Martin Hale Facsimile: 212-751-8822 Telephone: 212-751-8800 Residence: Delaware	$1,500,000	41,071,672	32,213,252	8,858,420	$1,500,000	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376
HCP-TELA, LLC	c/o Hale Capital Partners, L.P. 570 Lexington Avenue 49th Floor New York, NY 10022 Attention: Martin Hale Facsimile: 212-751-8822 Telephone: 212-751-8800 Residence: Delaware	$7,000,000	191,667,802	150,328,510	41,339,292	$7,000,000	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376
CBG-TELA, LLC	c/o Hale Capital Partners, L.P. 570 Lexington Avenue 49th Floor New York, NY 10022 Attention: Martin Hale Facsimile: 212-751-8822 Telephone: 212-751-8800 Residence: Delaware	$2,000,000	54,762,229	42,951,003	11,811,226	$2,000,000	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376

EXHIBITS

Exhibit A	Form of Notes
Exhibit B	Form of Pledge and Security Agreement
Exhibit C	Form of Registration Rights Agreement
Exhibit D	Form of Guaranty
Exhibit E	Contingent Share Issuance
Exhibit F	Rights Offering Documents
Exhibit G	Form of Landlord Waiver
Exhibit H	Form of Irrevocable Transfer Agent Instructions
Exhibit I	Form of Opinion of Company's Counsel
Exhibit J	Form of Secretary's Certificate
Exhibit K	Form of Officer's Certificate
Exhibit L	Form of Stock Award Agreement